EXHIBIT 99.1

Westport, CT.
August 2, 2007

      TenderCare International, Inc. and Seventh Generation, Inc. have entered into a settlement agreement resolving a dispute regarding each party's marketing and promotion of their respective disposable diaper products. Although the specific terms of the agreement are confidential, neither party acknowledged any wrongdoing or liability. Both companies are pleased to have the litigation behind them and look forward to continuing to compete freely and fairly in the marketplace.

Statements made in this press release that are not historical facts may be forward looking statements. Actual events may differ materially from those projected in any forward-looking statement.